Exhibit 99.1

Better Therapeutics to Become Publicly Traded Prescription Digital
Therapeutics Company via Merger with Mountain Crest Acquisition Corp. II

Transaction values Better Therapeutics at a pro forma fully diluted enterprise value of approximately $187 million with existing Better Therapeutics shareholders rolling over 100% of their equity into equity of the combined company

Transaction expected to provide up to $113 million of cash proceeds, including a fully committed $50 million PIPE and up to $57.5 million of cash held in the Mountain Crest II trust account assuming no redemptions

The PIPE was led by Farallon, RS Investments, Sectoral, and Monashee, with participation from other undisclosed investors

Better Therapeutics also received commitments through a separate private placement of $6 million

Transaction is expected to close in the summer of 2021, with the combined company expected to trade on the Nasdaq Capital Market under the symbol “BTTX”

SAN FRANCISCO and NEW YORK, April 7, 2021 – Better Therapeutics, Inc. a prescription digital therapeutics company delivering cognitive behavioral therapy to address the root causes of cardiometabolic diseases, will go public, raising up to $113 million to advance its robust pipeline of products to treat cardiometabolic diseases, conditions which cost the U.S. healthcare system almost $500 billion each year. Better Therapeutics has entered into a definitive merger agreement with Mountain Crest Acquisition Corp II (Nasdaq: MCAD; “Mountain Crest II”), a publicly traded special purpose acquisition corporation or SPAC. The transaction values Better Therapeutics at a pro forma fully diluted enterprise value of approximately $187 million with existing Better Therapeutics shareholders rolling over 100% of their equity into equity of the combined company. Upon completion of the transaction, which is anticipated in the summer 2021, the combined company will operate as Better Therapeutics and securities are expected to be listed on Nasdaq under the symbol “BTTX.”

The transaction includes a $50 million private investment in public equity (PIPE) from leading healthcare investors and thought leaders that are led by Farallon Capital Management, RS Investments, Sectoral Asset Management, and Monashee Investment Management, with participation from other undisclosed investors. Better Therapeutics has also received commitments through a separate private placement of $6 million.

The proceeds of the transaction will be used to advance Better Therapeutics’ lead product for the treatment of type 2 diabetes, BT-001, to marketing authorization by the U.S. Food and Drug Administration and advance Better Therapeutics’ pipeline of prescription digital therapeutics for a range of cardiometabolic diseases.

Better Therapeutics Overview

Better Therapeutics has created a platform for the development of prescription digital therapeutics (PDT) for the treatment of diabetes, heart disease and other cardiometabolic conditions. The Better Therapeutics platform blends clinical, behavioral and psychological inputs into a series of therapy lessons and skill-building modules designed to isolate and shift the underlying thoughts and beliefs which guide diet and lifestyle behaviors that are the root causes of a wide range of cardiometabolic diseases. The delivery of behavioral therapy enables changes in neural pathways of the brain and leads to behavioral change. These therapies and the resulting changes hold the potential to lower healthcare costs to treat these conditions and improve patient health.

Better Therapeutics’ first PDT (BT-001) is being evaluated in a pivotal trial as a treatment for type 2 diabetes used under physician supervision. It is anticipated that following marketing authorization, primary care providers will prescribe, and insurers will reimburse Better Therapeutics’ PDTs much like they would a traditional medication.

Management Comments

David Perry, Co-founder and Executive Chairman of Better Therapeutics commented, “Today, 34 million people in the U.S. have been diagnosed with type 2 diabetes and another 88 million are considered prediabetic. We believe we have an immense opportunity to fundamentally change the treatment paradigm for these individuals with our PDT platform. Multiple studies published in peer-reviewed medical journals support our proposition that our digital therapeutics have the potential to improve blood glucose and HbA1c levels similar to drug therapies. We believe that by addressing the underlying causes of disease, our products have the potential to improve patient health while reducing treatment costs.”

Kevin Appelbaum, Co-founder and Chief Executive Officer of Better Therapeutics, added, “This is a unique time to build a company like Better Therapeutics. Patients, doctors and insurers have grown increasingly comfortable with digitally delivered solutions, including prescription digital therapeutics, and we are uniquely positioned to change the way some of the most prevalent and costly diseases are treated.”

“I am thrilled to take the second Mountain Crest SPAC to the next phase of our deal process, and the founding team at Better Therapeutics has a track record of creating successful companies by focusing on large and disruptive market opportunities,” said Dr. Suying Liu, Chairman and Chief Executive Officer of Mountain Crest II. “We are excited to partner with them to accelerate the development and commercialization of the Better Therapeutics platform, which aims to deliver life changing outcomes to patients,” Dr. Liu continued.

Key Transaction Terms

The transaction, which has been unanimously approved by the Boards of Directors of Better Therapeutics and Mountain Crest II, is subject to approval by the Better Therapeutics’ stockholders, Mountain Crest II’s stockholders and other customary closing conditions. The proposed business combination is expected to be completed in the summer of 2021.

A more detailed description of the transaction terms and a copy of the definitive merger agreement will be included in a Current Report on Form 8-K to be filed by Mountain Crest II with the United States Securities and Exchange Commission ("SEC"). Mountain Crest II will file a registration statement (which will contain a joint proxy statement/prospectus) with the SEC in connection with the transaction.

Advisors

Cowen is acting as exclusive financial advisor and capital markets advisor to Better Therapeutics. Lake Street is also serving as a capital markets advisor. Goodwin Procter LLP is acting as legal counsel to Better Therapeutics in the transaction. Chardan is acting as exclusive M&A advisor and financial advisor to Mountain Crest II. Loeb & Loeb LLP is acting as legal counsel to Mountain Crest II. Cowen is acting as sole placement agent to Mountain Crest II on the PIPE. Shearman & Sterling LLP is acting as legal counsel to the placement.

Investor Presentation

A prerecorded presentation made by the management teams of both Better Therapeutics and Mountain Crest II regarding the transaction will be available on the website of Better Therapeutics at www.BetterTx.com. Mountain Crest II will also file the presentation with the SEC in a Current Report on Form 8-K, which will be accessible at www.sec.gov.

About Better Therapeutics

Better Therapeutics is a prescription digital therapeutics (PDT) company delivering a novel form of behavior-based therapy to address the root causes of cardiometabolic diseases. Better Therapeutics has developed a proprietary platform for the development of FDA-regulated, software-based therapies for type 2 diabetes, heart disease and other conditions. The cognitive behavioral therapy delivered by Better Therapeutics’ PDT enables changes in neural pathways of the brain so lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health while lowering healthcare costs. Better Therapeutics’ PDTs are intended to be prescribed by physicians and reimbursed like traditional medicines. For more information, visit: bettertx.com

About Mountain Crest Acquisition Corp. II

Mountain Crest Acquisition Corp. II is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Mountain Crest II 's efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the company intends to focus on operating businesses in North America.

Important Information about the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Mountain Crest II will file a registration statement on Form S-4 containing a proxy statement/prospectus (the “Form S-4”) with the Securities and Exchange Commission (the “SEC”). The Form S-4 will include a proxy statement to be distributed to holders of Mountain Crest II’s common stock in connection with Mountain Crest II’s solicitation of proxies for the vote by Mountain Crest II’s shareholders with respect to the proposed transaction and other matters as described in the Form S-4, as well as the prospectus relating to the offer of securities to be issued to Better Therapeutics’ stockholders in connection with the proposed business combination. After the Form S-4 has been filed and declared effective, Mountain Crest II will mail a definitive proxy statement, when available, to its stockholders. Investors and security holders and other interested parties are urged to read the Form S-4, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Mountain Crest II, Better Therapeutics and the proposed business combination. Additionally, Mountain Crest II will file other relevant materials with the SEC in connection with the business combination. Copies of these documents may be obtained free of charge at the SEC's web site at www.sec.gov. Securityholders of Mountain Crest II are urged to read the Form S-4 and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information. The information contained on, or that may be accessed through, the website referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Mountain Crest and Better Therapeutics and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed business combination under the rules of the SEC. Securityholders may obtain more detailed information regarding the names, affiliations, and interests of certain of Mountain Crest’s executive officers and directors in the solicitation by reading Mountain Crest’s Form S-4 and other relevant materials filed with the SEC in connection with the proposed business combination when they become available. Information about Mountain Crest II’s directors and executive officers and their ownership of Mountain Crest II common stock is set forth in Mountain Crest II’s annual report on Form 10-K for the year ended December 31, 2020, dated March 30, 2021 , as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of that filing. Other information regarding the interests of Mountain Crest II’s participants in the proxy solicitation, which in some cases, may be different than those of their stockholders generally, will be set forth in the Form S-4 relating to the proposed business combination when it becomes available. These documents can be obtained free of charge at the SEC's web site at www.sec.gov.

Better Therapeutics and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Mountain Crest II in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the Form S-4 for the proposed business combination.

Non-Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the parties’ ability to close the proposed business combination and related transactions, the anticipated benefits of the proposed business combination, and the financial condition, results of operations, earnings outlook and prospects of Mountain Crest II and/or the proposed business combination and related transactions and may include statements for the period following the consummation of the proposed business combination and related transactions. In addition, any statements that refer to projections (including EBITDA, adjusted EBITDA, EBITDA margin and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Mountain Crest II and Better Therapeutics, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to Better Therapeutics’ strategies and its PDTs, such as the willingness of the FDA to approve PDTs and insurance companies to reimburse their use; the ability to complete the proposed business combination due to the failure to obtain approval from Mountain Crest II’s stockholders or satisfy other closing conditions in the definitive merger agreement; the amount of any redemptions by existing holders of Mountain Crest II’s common stock; the ability to recognize the anticipated benefits of the business combination; other risks and uncertainties included under the header “Risk Factors” in the registration statement on Form S-4 to be filed by Mountain Crest II, in the final prospectus of Mountain Crest II for its initial public offering dated January 7, 2021 and its annual report on Form 10-K for the year ended December 31, 2020; and in Mountain Crest II’s other filings with the SEC.

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Media Contact

Heidi Chokeir, Ph.D.

heidi.chokeir@canalecomm.com

+1 619 203 5391

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